Exhibit 10.2
AMENDED AND RESTATED PROMISSORY NOTE

$31,693.00	As of December 31, 2007

FOR VALUE RECEIVED, NEW YORK RESIDENTIAL, INC., a Delaware corporation (the “Maker”), promises to pay to the order of ROBERT KORNSTEIN, an individual with an address at 15 West 72nd Street, Suite 15K, New York, NY 10023 (the “Payee”), the principal sum of Thirty-One Thousand, Six Hundred Ninety-Three and 00/100  ($31,693.00) Dollars, on or prior to the date upon which the Maker completes the sale of at least 294,000 Units in its initial public offering thereof (the “Maturity Date”).

Interest shall be payable at the rate of Fifteen (15%) Percent per annum on or prior to the Maturity Date.

The Maker shall have the right to prepay all or any portion of the principal of this Note without any premium or penalty.

The Maker shall pay all of Payee’s reasonable expenses incurred to enforce or collect any of the amounts due under this Note including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

The Maker and all endorsers, sureties, and guarantors hereof, jointly and severally waive presentment, demand for payment, notice of dishonor, notice of protest and protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this instrument.

This Note shall be construed and enforced in accordance with the laws of the State of New York.  The undersigned hereby consents to the in personam jurisdiction of the courts of the State of New York.  Wherever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Note.

NEW YORK RESIDENTIAL, INC.

By:	/s/ Robert Kornstein
Robert Kornstein, President and CEO